                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the Registrant [x]

         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:

         [ ]  Preliminary Proxy Statement

         [ ]  Confidential, for Use of the Commission
              Only (as permitted by Rule 14a-6(e)(2))

         [x]  Definitive Proxy Statement

         [ ]  Definitive Additional Materials

         [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       THORATEC LABORATORIES CORPORATION
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                (Name of Registrant as Specified in Its Charter)

    ---------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         [x]  No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

  ---------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):

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         (4)  Proposed maximum aggregate value of transaction:

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         (5)  Total fee paid:

  ---------------------------------------------------------------------------

         [ ]     Fee paid previously with preliminary materials.

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         [ ]     Check box if any part of the fee is offset as provided by
                 Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

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         (2)  Form, Schedule or Registration Statement No.:

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         (3)  Filing Party:


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         (4)  Date Filed:

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

                       THORATEC LABORATORIES CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 1998
                            ------------------------

TO THE SHAREHOLDERS OF THORATEC LABORATORIES CORPORATION

     NOTICE IS HEREBY GIVEN, that an Annual Meeting of Shareholders of Thoratec Laboratories Corporation, a California corporation ("Thoratec" or the "Company"), will be held on Monday, May 18, 1998 at 9:30 a.m., Pacific time, at the Company's headquarters at 6035 Stoneridge Drive, Pleasanton, California 94588 for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 7, 1998, are entitled to notice of and to vote at the meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          D. Keith Grossman
                                          Chief Executive Officer and President

Pleasanton, California
April 17, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                       THORATEC LABORATORIES CORPORATION

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Thoratec Laboratories Corporation ("Thoratec" or the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held Monday, May 18, 1998 at 9:30 a.m., Pacific time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's headquarters, 6035 Stoneridge Drive, Pleasanton, California 94588. The telephone number at that address is (925) 847-8600.

     These proxy solicitation materials were mailed on or about April 17, 1998 to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on April 7, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 20,319,328 shares of the Company's common stock (the "Common Stock") were issued, outstanding and entitled to vote at the meeting.

REVOCABILITY OF PROXIES

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than eight candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters each share is entitled to one vote on each proposal or item that comes before the Annual Meeting.

     The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business. However, abstentions are counted as votes against a proposal for purposes of determining whether or not a proposal has been approved, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile or other method. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the shareholders, will be borne by the Company. The Company may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     Eight directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below. All of the nominees named below are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

     The name of and certain other information regarding each nominee is set forth in the table below.

                                                                        DIRECTOR
       NAME OF NOMINEE          AGE      POSITION WITH THE COMPANY       SINCE
       ---------------          ---      -------------------------      --------
J. Donald Hill(1)               61     Director and Chairman of the      1976
                                       Board
D. Keith Grossman               38     Director, President and Chief     1996
                                       Executive Officer
Christy W. Bell(2)              75     Director                          1988
Howard E. Chase(2)              61     Director                          1986
J. Daniel Cole                  51     Director                          1997
William M. Hitchcock(2)         58     Director                          1996
George W. Holbrook, Jr.(1)      66     Director                          1995
Daniel M. Mulvena(1)            49     Director                          1997

---------------
(1) Member of Compensation and Option Committee

(2) Member of Audit Committee

     There is no family relationship between any of the directors or executive officers of the Company.

     J. Donald Hill, M.D. has been a director of the Company since its inception in March 1976 and is a significant shareholder of the Company. In January 1995, Dr. Hill became Chairman of the Board of Directors. Dr. Hill is Chairman of the Department of Cardiac Surgery at California Pacific Medical Center in San Francisco where he has been a practicing cardiovascular surgeon since 1966.

     D. Keith Grossman joined the Company as President and Chief Executive Officer in January 1996. He was elected to the Board of Directors in February 1996. Prior to joining Thoratec, Mr. Grossman was a Division President of Major Pharmaceuticals, Inc., from June 1992 to September 1995, at which time it was sold. From July 1988 to June 1992, Mr. Grossman served as the Vice President of Sales and Marketing for Calcitek, Inc., a manufacturer of implantable medical devices, and division of Sulzermedica (formerly Intermedics, Inc.). Prior to 1988, Mr. Grossman held various other sales and marketing management positions within the McGaw Laboratories Division of American Hospital Supply Corporation.

     Christy W. Bell became a director of the Company in April 1988 and is a significant shareholder of the Company. Mr. Bell is President and CEO of Electro-Petroleum Inc. ("EPI"), Electro-Pyrolysis Inc., and Arc Technologies Inc. and a managing member of Temblor Petroleum, Co. LLC. Prior to joining EPI, Mr. Bell had been Chairman and Chief Executive Officer of Chem Clear, located in Wayne, Pennsylvania, until February 1988, when the company was sold. Mr. Bell serves as a member of the Board of Clean Harbors, Inc.

     Howard E. Chase became a director of the Company in November 1986. Mr. Chase served as President and CEO of Trident Rowan Group, Inc. ("TRGI") from September 1995 to March 1998 and Chairman of the Board of TRGI since March 1998. From 1984 to August 1995 Mr. Chase was a partner in the law firm of Morrison Cohen Singer & Weinstein in New York City. He acted as an advisor and as special counsel to the Company from 1979 to 1995.

     J. Daniel Cole became a director of the Company in July 1997. Mr. Cole is a general partner of the Spray Venture Fund of Boston. Mr. Cole was President and Chief Operating Officer of SciMed Life Systems Corporation from April 1993 to March 1995, and Senior Vice President and Group President of Boston Scientific Corporation's vascular business from March 1995 to March 1997. He has also held a number of senior executive positions at Baxter Healthcare Corporation, including President of its Edwards Less Invasive Surgery Division and its Critical Care Division. Mr. Cole also serves as a member of the Board of Directors of Cambridge Heart, Inc. and SurVivaLink.

     William M. Hitchcock became a director of the Company in September 1996. In December 1994 Mr. Hitchcock became President and director of Avalon Financial, Inc. From May 1992 to December 1995, Mr. Hitchcock was President of Plains Resources International Inc., a wholly owned subsidiary of Plains Resources Inc. Mr. Hitchcock also serves as a member of the Board of Directors of Plains Resources Inc. and Oshman's Sporting Goods, Inc.

     George W. Holbrook, Jr. became a director of the Company in July 1995. Since 1984 Mr. Holbrook has been the Managing Partner of Bradley Resources Company, a private investment partnership. Mr. Holbrook is also a director of Merrill Lynch Institutional Fund and several associated funds.

     Daniel M. Mulvena became a director of the Company in May 1997. Mr. Mulvena is the founder and owner of Commodore Associates, a consulting company. Mr. Mulvena was Group Vice President of the Cardiac/cardiology Division and a member of the operating committee for Boston Scientific Corporation from February 1992 to May 1995, and prior thereto was the President and Chief Executive Officer and Chairman of Lithox Systems, Inc. Prior to that, Mr. Mulvena held a number of executive positions, including President of the Implants Division and President of the Cardiosurgery Division, at C.R. Bard, Inc. Mr. Mulvena also serves as a member of the Board of Directors of EchoCath, Inc. and Magna-Lab Inc.

BOARD MEETINGS AND COMMITTEES

     The Board held a total of 10 meetings during the fiscal year ended January 3, 1998. Messrs. Chase and Cole each attended fewer than 75 percent of the aggregate of all meetings of the Board and of the committees upon which such director served.

     During fiscal year 1997, the Audit Committee consisted of Messrs. Bell and Chase, and Dr. Hill. The Audit Committee currently consists of Messrs. Bell, Chase, and Hitchcock, with Mr. Chase serving as Chairman. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The Audit Committee held one meeting during fiscal year 1997.

     The Compensation and Option Committee currently consists of Messrs. Holbrook and Mulvena, and Dr. Hill, with Mr. Mulvena serving as Chairman. The Compensation and Option Committee reviews and recommends to the Board compensation and benefits for the Company's executive officers and management. The Compensation and Option Committee held five meetings during fiscal year 1997.

     The Board does not have a nominating committee.

BOARD COMPENSATION

     Directors receive reimbursement for travel and other expenses directly related to their activities as directors. Outside directors are paid $2,500 per meeting held in person and $500 per quarter for committee meetings. Beginning in 1996, outside directors are eligible to participate in the Company's 1996 Nonemployee Directors Stock Option Plan ("Directors Option Plan").

     A total of 150,000 shares of the Company's Common Stock have been reserved for issuance under the Directors Option Plan. The Directors Option Plan provides for the automatic granting of nonqualified stock options to directors of the Company who are not employees of the Company or any parent or subsidiary of the Company and who have not been an employee of the Company or any parent or subsidiary of the Company in the previous 12 months ("Eligible Outside Directors"). Each person who is newly elected or appointed as an Eligible Outside Director on or after the meeting of shareholders in 1997 will be granted an option to purchase 10,000 shares of Common Stock on the effective date of such initial election or appointment and thereafter, each Eligible Outside Director (including the existing outside directors) generally will be granted an option to purchase 5,000 shares of Common Stock on the date of the first meeting of the Board of Directors following the annual shareholders meeting (the "Annual Grant"). In any event, the Annual Grant will be made no later than June 15 of any year. Options to purchase 61,665 shares have been granted, none of which has as yet been exercised. The Company currently has seven nonemployee directors who are eligible to participate in the Directors Option Plan, all of whom have been nominated for election at the Annual Meeting. The exercise price of the options in all cases is equal to the fair market value of Common Stock on the grant date. Each option granted pursuant to the Directors Option Plan expires ten years and two days after the date of grant or earlier in the event of the termination of the director's service on the Board. Each option granted under the Directors Option Plan is exercisable in full six months after the date of grant. The Company has the right to repurchase at the exercise price with respect to shares purchased upon exercise of options which expires with respect to one-eighth of the number of shares covered by such option six months after the date such option is granted and one-sixteenth of the number of shares covered by such option at the end of each three-month period thereafter. In the event of acquisition of the Company by a merger, consolidation, sale of all or substantially all of the Company's assets or acquisition of the Company's shares, such right of repurchase shall lapse with respect to twice the number of shares still subject to the right of repurchase. The Board may waive the directors fees in any given year and have the exercise price of options granted under the Directors Option Plan reduced by the amount of the fees so waived.

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 18, 1998 (i) by each of the Company's directors, (ii) by each Named Executive Officer, (iii) by all directors and executive officers as a group, and (iv) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock.

                                             NUMBER OF SHARES        PERCENT OF SHARES
           NAME AND ADDRESS(1)             BENEFICIALLY OWNED(2)   BENEFICIALLY OWNED(2)
           -------------------             ---------------------   ---------------------
COBE Laboratories, Inc...................        3,708,077                18.3%
  1185 Oak Street
  Lakewood, CO 80215
State of Wisconsin Investment Board......        1,549,800                  7.6
  P.O. Box 7842
  Madison, WI 53702
J. Donald Hill(3)........................        1,401,953                  6.9
George W. Holbrook, Jr.(4)...............        1,289,555                  6.4
Bradley Resources Company(4).............        1,281,222                  6.3
  P.O. Box 1938
  Palm City, FL 34990-6938
James McGoogan(4)........................        1,281,222                  6.3
  Bradley Resources Company
  P.O. Box 1938
  Palm City, FL 34990-6938
Chancellor LGT Capital...................        1,185,000                  5.8
  1166 Avenue of the Americas
  New York, NY 10036
Intermedics, Inc.........................        1,074,074                  5.3
  4000 Technology Drive
  Angleton, TX 77515
Christy W. Bell(5).......................          722,377                  3.5
William M. Hitchcock(6)..................          362,073                  1.8
Howard E. Chase(7).......................           91,555                    *
D. Keith Grossman(8).....................           88,333                    *
Cheryl D. Hess...........................           60,804                    *
David J. Farrar(9).......................           54,522                    *
J. Daniel Cole(10).......................           50,000                    *
Donald A. Middlebrook(11)................           16,000                    *
Thomas E. Burnett, Jr.(12)...............           15,000                    *
Daniel M. Mulvena(13)....................           10,000                    *
Directors and Executive Officers as a
  Group
  (13 persons)(14).......................        4,162,172                20.1%

---------------
  *  Less than one percent

 (1) Except as set forth herein, the address of the persons set forth above is the address of the Company appearing elsewhere in this proxy statement.

 (2) Applicable percentage ownership for each shareholder is based on 20,295,301 shares of Common Stock outstanding as of March 18, 1998, together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to the shares. Beneficial ownership also includes shares of stock subject to options and warrants exercisable or convertible within 60 days of March 18, 1998. Shares of Common Stock subject to outstanding options are deemed outstanding for computing the percentage of ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company's knowledge, each shareholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

 (3) Includes 90,555 shares issuable upon exercise of options exercisable within 60 days of March 18, 1998.

 (4) Bradley Resources Company is an investment partnership which owns 1,281,222 shares. George W. Holbrook, Jr., a director of the Company, is a general partner of Bradley Resources Company and is deemed to share beneficial ownership of such shares with Mr. James McGoogan, a general partner of Bradley Resources Company. Includes, in Mr. Holbrook's number only, 8,333 shares issuable upon exercise of options within 60 days of March 18, 1998.

 (5) Includes 91,889 shares issuable upon exercise of options exercisable within 60 days of March 18, 1998.

 (6) Includes 8,333 shares issuable upon exercise of options exercisable within 60 days of March 18, 1998.

 (7) Includes 90,555 shares issuable upon exercise of options exercisable within 60 days of March 18, 1998.

 (8) Includes 83,333 shares issuable upon exercise of options exercisable within 60 days of March 18, 1998.

 (9) Includes 39,300 shares issuable upon exercise of options exercisable within 60 days of March 18, 1998.

(10) Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of March 18, 1998.

(11) Includes 15,000 shares issuable upon exercise of options exercisable within 60 days of March 18, 1998.

(12) Includes 15,000 shares issuable upon exercise of options exercisable within 60 days of March 18, 1998.

(13) Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of March 18, 1998.

(14) Includes 462,298 shares issuable upon exercise of options exercisable within 60 days of March 18, 1998.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation received for services rendered to the Company during 1995, 1996 and 1997 fiscal years by the Chief Executive Officer of the Company and each of the four additional most highly compensated executive officers (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                           ------------
                                        ANNUAL COMPENSATION(1)              SECURITIES
                                ---------------------------------------     UNDERLYING
 NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS      OTHER       OPTIONS(#)
 ---------------------------    ----    --------    -------    --------    ------------
D. Keith Grossman(2)            1997    $183,997    $41,125    $  2,375      333,333
Chief Executive Officer,        1996     147,884     69,375     101,548      333,333
President and Director
Thomas E. Burnett, Jr.(3)       1997     131,298     30,188         767       40,000
Vice President -- Sales         1996      48,077     27,281      49,878       60,000
and Marketing
David J. Farrar(4)              1997     130,649     28,000       2,290       40,000
Vice President -- Research      1996     109,924     24,571          --           --
and Development                 1995      86,404         --          --           --
Cheryl D. Hess(4)               1997     131,298     33,688       2,375       40,000
Chief Financial Officer,        1996     111,923     36,375          --           --
Vice President, Finance and     1995      90,904         --          --           --
Secretary
Donald A. Middlebrook(5)        1997     131,298     32,375      68,462       40,000
Vice President -- Regulatory    1996      39,423     15,000      52,052       60,000
Affairs/Quality Assurance

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the fiscal year.

(2) All 333,333 options issued to Mr. Grossman in 1996 were cancelled as part of the issuance of 333,333 options in 1997. Not included in the 1997 number are 140,000 options issued to him in 1997 and cancelled later in the year. See also Ten-Year Option/SAR Repricing table below. Other compensation in 1996 represents relocation expense and in 1997 represents employer contribution to a 401(k) retirement plan.

(3) Mr. Burnett joined the Company in August 1996, at which time his annual base salary was $125,000. Other compensation represents a $40,000 signing bonus and $9,878 for relocation expenses and in 1997 represents employer contribution to a 401(k) retirement plan.

(4) Other compensation in 1997 represents employer contribution to a 401(k) retirement plan.

(5) Mr. Middlebrook joined the Company in September 1996, at which time his annual base salary was $125,000. Other compensation in 1996 represents a $10,000 signing bonus and $42,052 for relocation expenses. Other compensation in 1997 represents a $10,000 signing bonus, $56,087 for relocation expenses, and $2,375 employer contribution to a 401(k) retirement plan.

OPTION GRANTS

     The following table provides information concerning grants of options to purchase the Company's Common Stock made to each of the Named Executive Officers during the year ended January 3,1998. No stock appreciation rights were granted to these individuals during such fiscal year.

                             OPTION GRANTS IN 1997

                                                                                        POTENTIAL REALIZED
                                                 INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                 --------------------------------------------------       ANNUAL RATES OF
                                 NUMBER OF     PERCENT OF                                   STOCK PRICE
                                 SECURITIES   TOTAL OPTIONS                              APPRECIATION FOR
                                 UNDERLYING    GRANTED TO     EXERCISE                    OPTION TERM(1)
                                  OPTIONS       EMPLOYEES      PRICE     EXPIRATION   -----------------------
             NAME                 GRANTED        IN 1997       ($/SH)       DATE          5%          10%
             ----                ----------   -------------   --------   ----------   ----------   ----------
D. Keith Grossman(2)...........   333,333         41.3%        $5.000     11/14/07    $1,048,000   $2,656,000
Thomas E. Burnett, Jr..........    40,000          5.0          5.375      5/20/07       135,000      343,000
David J. Farrar................    40,000          5.0          5.375      5/20/07       135,000      343,000
Cheryl D. Hess.................    40,000          5.0          5.375      5/20/07       135,000      343,000
Donald A. Middlebrook..........    40,000          5.0          5.375      5/20/07       135,000      343,000

---------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(2) Excluded from the table are options granted to Mr. Grossman of 100,000 shares exerciseable at $9.50 on March 12, 1997 and 40,000 shares exerciseable at $5.375 on May 20, 1997, which were all cancelled in November 1997 as part of the grant of the options shown. See also Ten-Year Option/SAR Repricings table below.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth the certain information regarding the value of exercised options and unexercised stock options held by each of the Named Executive Officers as of January 3,1998.

                1997 OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING               VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                              SHARES                           FISCAL YEAR END(2)            FISCAL YEAR END(3)
                            ACQUIRED ON       VALUE        ---------------------------   ---------------------------
           NAME             EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   --------------   -----------   -------------   -----------   -------------
D. Keith Grossman.........         --              --        83,333         250,000       $114,583       $343,750
Thomas E. Burnett, Jr.....         --              --        15,000          85,000             --         40,000
David J. Farrar...........     10,000        $ 55,610        39,300          51,756        176,482         83,506
Cheryl D. Hess............    129,091         722,799            --          50,000             --         81,250
Donald A. Middlebrook.....         --              --        15,000          85,000             --         40,000

---------------
(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise (the closing sales price reported on the Nasdaq National Market or other market on which the Company's Common Stock traded on such date) minus the exercise price, and does not necessarily indicate that the optionee sold such stock.

(2) Options vest over periods of four years from the date of the grant.

(3) Represents the difference between the option exercise price and the closing price of the Company's Common Stock as reported on the Nasdaq National Market at fiscal year end.

REPORT ON REPRICING OF OPTIONS/SARS

                         TEN-YEAR OPTION/SAR REPRICINGS

     The following table contains information about adjustments made by the Company in the last ten fiscal years to the exercise prices of outstanding options held by executive officers. All adjustments were done by cancellation of the original options and the grant of a new option with exercise prices equal to fair market value of the Common Stock on the date of grant.

                                   NUMBER OF                                                        LENGTH OF
                                   SECURITIES                       EXERCISE PRICE               ORIGINAL OPTION
                                   UNDERLYING    MARKET PRICE OF          AT                     TERM REMAINING
                                  OPTIONS/SARS   STOCK AT TIME OF      TIME OF          NEW        AT DATE OF
                                  REPRICED OR      REPRICING OR      REPRICING OR    EXERCISE     REPRICING OR
        NAME             DATE     AMENDED (#)     AMENDMENT ($)     AMENDMENT ($)    PRICE ($)      AMENDMENT
        ----           --------   ------------   ----------------   --------------   ---------   ---------------
D. Keith Grossman      11/14/97     333,333           $5.00             $15.00         $5.00        8 years
David Farrar            4/03/91         833             .75              21.00           .75        1 year
Cheryl Hess             4/03/91       7,040             .75              13.88           .75        2 years
Cheryl Hess             4/03/91       1,126             .75              14.81           .75        3 years
Cheryl Hess             4/03/91       5,049             .75              16.50           .75        3 years

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     During fiscal 1997, management compensation issues were reviewed by the Compensation and Option Committee which consisted of Messrs. Holbrook and Mulvena and Dr. Hill. The function of the Compensation and Option Committee is to review and recommend management compensation to the Board. The Compensation and Option Committee met five times in 1997.

     The Company believes that its ability to achieve the objectives of obtaining regulatory approval for and commercializing its circulatory support and graft products, and becoming profitable, is dependent largely upon the ability to recruit and retain qualified executives with substantive experience in the development, regulatory approval, manufacture, marketing and sale of new medical devices. The Company is competing for experienced executives within the San Francisco Bay Area, where over 100 biotechnology/biomedical/pharmaceutical companies are located.

     The Board has a policy designed to control the base salaries of its executives while providing sufficient incentives to attract and retain qualified personnel. In accordance with this policy, the Company strives to set executive base salaries by considering relative contribution of the position to achievement of the Company's goals and objectives, "market value" as defined by salaries of executives within the Bay Area with comparable experience in similar positions, and job-related responsibilities with respect to size of budget, number of subordinates and scope of activities. In general, the Company strives to set base salaries of new executives at market, which is defined as the average base salary of incumbents in comparable positions, and uses its 1993, 1996 and 1997 Stock Option Plans to facilitate recruiting and to retain qualified executives by providing long-term incentives. Typically, new executives are granted stock options as part of their initial employment package.

     During 1993, the Internal Revenue Code of 1986 was amended to include a provision that denies a deduction to publicly held corporations for compensation paid to "covered employees" (defined as the chief executive officer and the next four most highly compensated officers as of the end of the taxable year) to the extent that compensation paid to any "covered employee" exceeds $1 million in any taxable year of the corporation beginning after 1993. Certain "performance-based' compensation qualified for an exemption from the limits on deductions. It is the Company's policy to attempt to qualify compensation paid to its top executives for deductibility in order to maximize the Company's income tax deductions, to the extent that so qualifying the compensation is not inconsistent with the Company's fundamental compensation policies. Based upon the Internal Revenue Service's proposed regulations and compensation paid to the Company's "covered employees" for the 1997 tax year, all compensation paid by the Company in 1997 to such covered employees was deductible to the Company.

     Stock Options. The Company has determined that stock options are an important incentive for attracting and retaining qualified personnel, including executive-level personnel.

     Corporate Performance Criteria. Management presents to the Board a set of corporate goals for a succeeding period, generally ranging from 12 to 18 months, as part of the annual plan and budget process. These goals establish benchmarks for assessing overall corporate performance. Given the dynamic nature of the new medical device development process, progress toward the achievement of corporate goals is reviewed with the Board periodically together with a description of any change in circumstances that management believes may warrant an update to or revisions of these goals. The principal corporate goals for 1997 were the build out and move into new corporate headquarters, continued growth of sales and marketing organization, several regulatory approvals and the closing of a significant round of public equity financing.

     Periodic Salary Adjustments. Generally, executive salaries are reviewed annually, and salary adjustments may be awarded on the basis of increased responsibilities of individual executives over a period of time or the outstanding performance of individual executives as exhibited by consistently high standards in the execution of established duties, as described by the Chief Executive Officer to the Board. Company performance as a whole is a major consideration in the Board's decision to award any salary increases and, to a lesser extent, the Board also considers general economic conditions and trends. In July 1997, the base salaries of the Company executives was increased by 5%.

     Chief Executive Officer. Generally, the nonemployee members of the Board meet with the Chief Executive Officer to discuss the performance of the other executive officers and of the Company as a whole. The nonemployee members of the Board then meet in the absence of the Chief Executive Officer to discuss the performance of the Chief Executive Officer. Based on his strong leadership and achievements of strategic and regulatory objectives for the year, including move of corporate headquarters and the closing of a public equity financing, Mr. Grossman was given a 6% increase in July of 1997 and was awarded a bonus of $41,125 for the fiscal year.

     During 1997, the Compensation and Option Committee authorized the cancellation and regrant at lower exercise prices of options to purchase 333,333 shares previously granted to Mr. Grossman. In connection with the regrant, the vesting schedule of the unvested portion of the option was extended. Also, in connection with the regrant, Mr. Grossman agreed to the cancellation of options to purchase an additional 140,000 shares issued to him earlier in the year. Following the original grant of the option to him, the market price of the Company's Common Stock had declined significantly so that the exercise price of the option was significantly higher than the market price of the underlying share. The Committee did not believe that the decline in the market price in the Company's Common Stock reflected any decline in the Company's performance. The Committee decided to regrant the options at a lower exercise price because it believed that the disparity between the market value of the Common Stock and the high exercise price of the option eliminated the incentive that the option was designed to provide.

     Summary. The Board believes that it has established a program for compensation of the Company's executives which is fair and which aligns the financial incentives for executives with the interests of the Company's shareholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, no executive officer of the Company served on the board of directors or compensation committee of another company that had an executive officer serve on the Company's Board of Directors or its Compensation and Option Committee.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and ten percent shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that, during the fiscal year ended January 3, 1998, there has been no failure by any of its officers, directors or ten percent shareholders to file on a timely basis any reports required by Section 16(a).

STOCK PRICE PERFORMANCE GRAPH

     The following line graph illustrates a five-year comparison of the cumulative total shareholder return on the Common Stock against the cumulative total return of The Nasdaq Stock Market-U.S. Index and the Hambrecht & Quist Health Care Index, assuming $100 invested in the Common Stock and the two indexes on December 31, 1992.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
    AMONG THORATEC LABORATORIES CORPORATION, THE NASDAQ STOCK MARKET (U.S.)
                INDEX AND THE HAMBRECHT & QUIST HEALTHCARE INDEX

                                        THORATEC
        MEASUREMENT PERIOD            LABORATORIES        NASDAQ STOCK         HAMBRECHT &
      (FISCAL YEAR COVERED)            CORPORATION          MARKET US       QUIST HEALTH CARE
DEC-92                                     100                 100                 100
DEC-93                                     181                 115                  78
DEC-94                                     219                 112                  78
DEC-95                                     500                 159                 132
DEC-96                                     317                 195                 136
DEC-97                                     221                 240                 158

* $100 invested on December 31, 1992 in stock or index including reinvestment of dividends.
 Fiscal year ending December 31.

                              INDEPENDENT AUDITORS

     The Board has selected Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the 1998 fiscal year. Deloitte & Touche LLP has been engaged as the Company's auditors since the Company's inception in 1976. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. The representatives of Deloitte & Touche LLP also will be available to respond to questions raised during the meeting.

                              SHAREHOLDER PROPOSAL

     Proposals of shareholders of the Company which are intended to be presented at the Company's 1999 meeting of shareholders must be received by the Secretary of the Company no later than December 18, 1998, in order to be included in the proxy soliciting material relating to that meeting.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

                                          THE BOARD OF DIRECTORS
Dated: April 17, 1998

                       THORATEC LABORATORIES CORPORATION
            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           Annual Meeting of Shareholders to be Held on May 18, 1998

The undersigned, revoking all prior proxies, hereby appoint(s) D. Keith
Grossman and Cheryl D. Hess, and each of them, each with the power of substitution and revocation, to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote as set forth below all shares of stock of THORATEC LABORATORIES CORPORATION (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters at 6035 Stoneridge Drive, Pleasanton, California 94588, on Monday, May 18, 1998 at 9:30 a.m., and at any postponements or adjournments of that meeting, and in their discretion to vote upon any other business that may properly come before the meeting.




                                                                 -----------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 -----------

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE

                           FOR
                       ALL NOMINEES                   WITHHOLD
                  LISTED AT RIGHT (EXCEPT         AUTHORITY TO VOTE
                    AS INDICATED BELOW)          (AS TO ALL NOMINEES)

1.  ELECTION OF     [ ]                                 [ ]             TO ELECT AS DIRECTORS
    DIRECTORS                                                           Christy W. Bell, Howard E. Chase,
                                                                        J. Daniel Cole, D. Keith Grossman,
TO WITHHOLD AUTHORITY TO VOTE FOR ANY                                   J. Donald Hill, William M. Hitchcock,
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S                                George W. Holbrook, Jr., and Daniel M. Mulvena
NAME ON THE LINE BELOW:

________________________________________


THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR EACH OF THE PROPOSALS SPECIFIED HEREIN.
This Proxy may be revoked by the undersigned by any of the means described in the accompanying proxy statement at any time prior to the time it is voted.

_________________ Shares of Common Stock


SIGNATURE(S) ______________________________________________________ DATED ______

Printed name of Shareholder ____________________________________________________

Title (If Shareholder is not an individual) ____________________________________

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE STOCK RECORDS OF THE COMPANY. IF ACTING AS AN ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.